Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Aspen Aerogels, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share	457(c) and 457(h)	664,362(1)	$28.07(2)	$18,648,641.34	$0.0000927	$1,728.73
Total Offering Amount					$18,648,641.34		$1,728.73
Total Fee Offsets
Net Fee Due							$1,728.73

(1)

The number of shares of common stock, par value $0.00001 per share (“Common Stock”), of Aspen Aerogels, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Aspen Aerogels, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”) by operation of the 2014 Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2014 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2014 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2014 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on the New York Stock Exchange as of a date (February 22, 2022) within five business days prior to filing this Registration Statement.